Exhibit 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of MGI PHARMA, INC. Retirement Plan (“The Plan”) on Form 11-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William C. Brown, Chief Financial Officer of MGI PHARMA, INC., certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and       changes in net assets available for benefits of the Plan.

/S/ WILLIAM C. BROWN
William C. Brown
Executive Vice President, Chief Financial Officer, Secretary
June 27, 2003

A signed original of this written statement required by Section 906, or any other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to MGI PHARMA, INC. and will be retained by MGI PHARMA, INC. and furnished to the Securities and Exchange Commission or its staff upon request.